AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

by and between

NOVAVAX, INC.

and

KING PHARMACEUTICALS, INC.

Dated as of June 26, 2002

AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of the 26th day of June, 2002 by and between NOVAVAX, INC., a Delaware corporation (the “Company”), and KING PHARMACEUTICALS, INC., a Tennessee corporation (“King”).

     WHEREAS, King and the Company entered into an Investor Rights Agreement dated as of December 19, 2000, which was amended by the First Amendment to Investor Rights Agreement dated September 7, 2001 (as so amended, the “Original Agreement”);

     WHEREAS, pursuant to that certain Note Purchase Agreement dated as of December 19, 2000 between the Company and King, the Company has sold to King, and King has purchased from the Company, (a) a 4% Convertible Senior Note dated December 19, 2000 in the aggregate principal amount of Twenty Million Dollars ($20,000,000), and (b) a 4% Convertible Senior Note dated September 7, 2001 in the aggregate principal amount of Five Million Dollars ($5,000,000);

     WHEREAS, pursuant to that certain September 2001 Note Purchase Agreement dated as of September 7, 2001 between the Company and King, the Company has sold to King, and King has purchased from the Company, a 4% Convertible Senior Note in the aggregate principal amount of Five Million Dollars ($5,000,000);

     WHEREAS, pursuant to that certain June 2002 Note Purchase Agreement dated as of June 26, 2002 (the “June 2002 Note Purchase Agreement”) between King and the Company, the Company has agreed, subject to the satisfaction of certain conditions described therein, to sell to King, and King has agreed, subject to the satisfaction of certain conditions described therein, to purchase from the Company, a 4% Convertible Senior Note of the Company in the aggregate principal amount of $10,000,000; and

     WHEREAS, the Company and King have agreed to amend and restate the Original Agreement as a condition to the closing of the June 2002 Note Purchase Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the Original Agreement is hereby amended and restated as follows:

SECTION 1. DEFINITIONS.

     The capitalized terms defined below have the following meanings when used in this Agreement:

     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control”

means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise and, if such Person is a partnership or limited liability company, any partner or member thereof.

     “Agreement” has the meaning set forth in the Preamble.

     “Board Observer” has the meaning set forth in Section 7.2(a).

     “Board of Directors” means the Board of Directors of the Company.

     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Maryland are authorized or obligated by law to close.

     “Change of Control” means, with respect to any Person, such time as (a) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the Voting Stock of such Person on a fully diluted basis; (b) individuals who on December 19, 2000 constituted the board of directors of such Person (together with any new directors whose election by the board of directors of such Person or whose nomination by the board of directors of such Person for election by the stockholders of such Person was approved by a vote of at least two-thirds of the members of the board of directors of such Person then in office who either were members of the board of directors of such Person on December 19, 2000 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of such Person then in office; or (c) the stockholders of such Person approve a complete liquidation or dissolution of such Person.

     “Closing Price” means, with respect to each share of Common Stock, for any day, the reported last sales price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (a) on the principal (as determined by the Board of Directors) national securities exchange on which the Common Stock is listed or admitted to trading or (b) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any American Stock Exchange member firm selected from time to time by the Company for that purpose. If no such prices are available, the Closing Price per share of Common Stock shall be the fair value of a share as determined in good faith by the Board of Directors.

     “Common Stock” means the Common Stock, $.01 par value per share, of the Company, any stock into which such Common Stock shall have been changed, or any stock resulting from any capital reorganization or reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

     “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2.6(a) and (b), whether or not the Options or Convertible Securities are actually exercisable at such time, without duplication.

     “Company” has the meaning set forth in the Preamble.

     “Confidentiality Agreement” has the meaning set forth in Section 7.2(b).

     “Conversion Price” for any Note means the Initial Conversion Price for such Note, as adjusted pursuant to Section 2 hereof.

     “Conversion Shares” means the shares of Common Stock to be received upon the conversion of any Note.

     “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

     “December 2000 Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 19, 2000, between the Company and King.

     “Event of Default” means an Event of Default under any of the Notes.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Excluded Issuance” means the issue or deemed issue of shares of Common Stock (a) upon conversion of Notes; (b) as a payment of interest on the Notes; (c) to officers, directors or employees of, or consultants to, or other permitted grantees of, the Company and its Subsidiaries pursuant to the Existing Plans or pursuant to any employee stock option plan subsequently adopted by the Board of Directors and approved by the stockholders of the Company; provided, that any Options granted pursuant to the Existing Plans or any such subsequently adopted plans shall have an exercise price per share of Common Stock not less than the fair market value of the Common Stock at the time of such grant; (d) upon exercise of the Existing Warrants; (e) upon the exercise of warrants or options granted to consultants of the Company; provided, that the total number of shares of Common Stock issuable upon the exercise of all such options and warrants shall not exceed one hundred thousand (100,000) (as adjusted to reflect any stock split, stock dividend, reclassification, recapitalization or otherwise); provided, further, that any such option or warrant shall have an exercise price per share of Common Stock not less than the Market Price at the time of such grant; (f) into the Company’s 401(k) Plan in accordance with the terms thereof to satisfy the Company’s obligations to make matching contributions thereunder to the extent that such issuances are made in the ordinary course of business and consistent with past practice and (g) for which adjustment of the then-applicable Conversion Price is made pursuant to Section 2.

     “Existing Plans” means (a) the Novavax, Inc. 1995 Stock Option Plan adopted by the Board of Directors and approved by the stockholders of the Company on September 13, 1995, as amended by that First Amendment to Novavax, Inc. 1995 Stock Option Plan adopted by the Board of Directors on March 16, 1998, and approved by the stockholders of the Company on May 14, 1998, that Second Amendment to Novavax, Inc. 1995 Stock Option Plan adopted by the Board of Directors on March 7, 2000, and approved by the stockholders of the Company on May 9, 2000, that Third Amendment to Novavax, Inc. 1995 Stock Option Plan adopted by the Board of Directors on June 28, 2001, and approved by the stockholders of the Company on May 8, 2002, and that Fourth Amendment to Novavax, Inc. 1995 Stock Option Plan adopted by the Board of Directors on March 6, 2002, and approved by the stockholders of the Company on May 8, 2002; and (b) the Director Stock Option Plan adopted by the Board of Directors and approved by the stockholders of the Company on September 13, 1995.

     “Existing Warrants” means warrants outstanding as of December 12, 2000 to purchase one million four hundred seventy-eight thousand eight hundred twenty-six (1,478,826) shares of Common Stock, including the following: (a) warrants to purchase fifty-four thousand nine hundred twenty-four (54,924) shares of Common Stock issued in connection with the Stock Purchase Agreement dated October 30, 1996, by and between the Company and the purchasers named therein; (b) warrants to purchase fifty thousand (50,000) shares of Common Stock issued in consideration for services performed by The Research Works, Inc.; (c) warrants to purchase four hundred fifty-four thousand one hundred eighty-two (454,182) shares of Common Stock issued in connection with the Stock and Warrant Purchase Agreement dated April 14, 1999, by and between the Company and the purchasers named therein; and (d) warrants to purchase nine hundred nineteen thousand seven hundred twenty (919,720) shares of Common Stock issued in connection with the Stock and Warrant Purchase Agreement dated January 28, 2000, by and between the Company and the purchasers named therein.

     “First December 2000 Note” means the Note issued by the Company pursuant to Section 1.1 of the December 2000 Note Purchase Agreement, together with all notes issued by the Company in substitution or exchange therefor pursuant to this Agreement.

     “GAAP” has the meaning set forth in Section 9.1(a).

     “HSR Act” has the meaning set forth in Section 2.12.

     “Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (e) all capitalized lease obligations of such Person, (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (g) all Indebtedness of other persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person and (h) to the extent not otherwise included in this definition, obligations under currency agreements and interest rate agreements. Indebtedness shall not be construed to include any principal or interest owed by the Company to King under the Notes; provided, however, that in the event of a default, or upon the occurrence of an event which with notice or lapse of time or both would constitute a default, under the Notes, Indebtedness shall include the principal and interest owed by the Company to King under the Notes.

     “Initial Conversion Price” means Ten Dollars ($10) for each of the First December 2000 Note and the Second December 2000 Note. The “Initial Conversion Price” means Thirteen Dollars and Eighty-Seven Cents ($13.87) for the September 2001 Note. The “Initial Conversion Price” means Five Dollars and Fifty-Six Cents ($5.56) for the June 2002 Note.

     “June 2002 Note” means the 4% Convertible Senior Note issued by the Company pursuant to the June 2002 Note Purchase Agreement, together with all notes issued by the Company in substitution or exchange therefor pursuant to this Agreement.

     “June 2002 Note Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

     “King” has the meaning set forth in the Preamble.

     “Lien” means any encumbrance, lien (statutory or other) or other security interest.

     “majority of the Notes” means, as of any date of determination, the holders of a majority in principal amount of the Notes outstanding as of such date.

     “Mandatory Conversion Notice” has the meaning set forth in Section 2.2(a).

     “Mandatory Conversion Period” has the meaning set forth in Section 2.2(a).

     “Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on The Nasdaq National Market, Inc. as of 4:00 P.M., New York time, or, if on any day such security is not quoted on The

Nasdaq National Market, Inc., the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of ten (10) days consisting of the day as of which “Market Price” is being determined and the nine (9) consecutive trading days prior to such day. If at any time such security is not listed on any securities exchange or quoted on The Nasdaq National Market, Inc. or the over-the-counter market, the “Market Price” shall be the fair value thereof determined by jointly by the Company and the holders of a majority of the Notes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the Notes. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

     “Maryland Process Agent” has the meaning set forth in Section 10.9(c).

     “Notes” mean the First December 2000 Note, the Second December 2000 Note, the September 2001 Note and the June 2002 Note, together with all notes issued by the Company in substitution or exchange therefor pursuant to this Agreement.

     “Offer to Purchase” has the meaning set forth in Section 6(a).

     “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     “Organic Change” has the meaning set forth in Section 2.8.

     “Original Agreement” has the meaning set forth in the Recitals to this Agreement.

     “Payment Date” has the meaning set forth in Section 6(b).

     “Permitted Indebtedness” has the meaning set forth in Section 8(a)(i).

     “Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     “Purchase Rights” has the meaning set forth in Section 5.

     “Purchaser Securities” means (a) the Notes, (b) any Common Stock issued or issuable upon conversion of the Notes referred to in clause (a) above, and (c) any securities issued directly or indirectly with respect to any of the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting Purchaser Securities, such securities shall cease to be Purchaser Securities when such securities have been (a) registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (c) repurchased or otherwise acquired by the Company (or its assignee). Any reference herein to a “majority of the Purchaser Securities” for purposes of comparison or calculation shall refer, with respect to any particular Purchaser Securities, to the number shares of Common Stock (or equivalent common equity securities of the Company) then represented by such Purchaser Securities on an as-if-converted basis.

     “Qualified Holder” means any holder of Purchaser Securities which, together with such holder’s Affiliates, holds Purchaser Securities with an original purchase price of at least $5 million.

     “Redemption Date” has the meaning set forth in Section 3(a).

     “Related Documents” means collectively, this Agreement, the Notes, the December 2000 Note Purchase Agreement, the September 2001 Note Purchase Agreement, the June 2002 Note Purchase Agreement and the Second Amended and Restated Registration Rights Agreement, all as may be amended, restated, supplemented or otherwise modified from time to time.

     “Second Amended and Restated Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of the date hereof between King and the Company.

     “Second December 2000 Note” means the Note issued by the Company pursuant to Section 1.2 of the December 2000 Note Purchase Agreement, together with all notes issued by the Company in substitution or exchange therefor pursuant to this Agreement.

     “Securities Act” means the Securities Act of 1933, as amended.

     “September 2001 Note” means the 4% Convertible Senior Note issued by the Company pursuant to the September 2001 Note Purchase Agreement, together with all notes issued by the Company in substitution or exchange therefor pursuant to this Agreement.

     “September 2001 Note Purchase Agreement” means that certain September 2001 Note Purchase Agreement dated as of September 7, 2001, between King and the Company.

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of the Voting Stock of such corporation is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity. For purposes of Section 2, if the context does not otherwise indicate in respect of which Person the “Subsidiary” is used, the term “Subsidiary” shall refer to any Subsidiary of the Company.

     “Tennessee Process Agent” has the meaning set forth in Section 10.9(b).

     “Voting Stock” means, with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person. Without limiting the foregoing, Voting Stock of the Company includes the Common Stock.

SECTION 2. CONVERSION RIGHTS.

     2.1 Optional Conversion.

     (a)  Subject to and in compliance with the provisions of this Section 2, at the option of the holder thereof, any Note may be converted in whole or in part into fully paid and nonassessable shares (calculated as to each conversion to the nearest one one-hundredth of a share) of Common Stock at the Conversion Price, determined as hereinafter provided, in effect at the close of business on the day of conversion, but not for less than three hundred fifty thousand (350,000) shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided for herein). Such conversion right with respect to any Note shall commence on the issue date of such Note and expire on the later of (i) the close of business on the maturity date of such Note or (ii) the date the full principal amount of such Note has been paid in full.

     (b)  Any Note converted pursuant to Section 2.1(a) shall be converted into a number of full shares of Common Stock computed by dividing the principal amount of such Note or portion thereof surrendered for conversion by the Conversion Price in effect at the close of business on the day of conversion. The Conversion Price shall be adjusted in certain instances as provided in this Section 2.

     2.2 Mandatory Conversion.

     (a)  If at any time during the period commencing on January 1, 2002, and ending on December 31, 2004 (the “Mandatory Conversion Period”), the Closing Price shall exceed 180% of the Conversion Price for any Note then in effect for at least thirty (30) trading days in any period of forty-five (45) consecutive trading days, then the Company may, by providing written notice to the holder of such Note (a “Mandatory Conversion Notice”) within twenty (20) Business Days after the end of such forty-five (45) day period, require that such holder convert such Note, in whole or in part, into fully paid and nonassessable shares (calculated as to each conversion to the nearest one one-hundredth of a share) of Common Stock at the Conversion Price of such Note, determined as hereinafter provided, in effect at the close of business on the day of conversion. Each Mandatory Conversion Notice shall (i) specify in reasonable detail the computations of the Closing Price and the Conversion Price on the basis of which the Company is electing to exercise its right to require conversion of the Note pursuant to this Section 2.2, and (ii) the principal amount of the Note that the Company is requiring the holder to convert pursuant to this Section 2.2. Notwithstanding anything to the contrary contained herein, the Company shall not be entitled to require any holder of a Note to convert such Note, in whole or in part, into Common Stock pursuant to this Section 2.2 unless a Shelf Registration Statement (as defined in the Second Amended and Restated Registration Rights Agreement) covering resales of the Common Stock issuable upon conversion of such Note is effective and available for use for at least sixty (60) days after the Conversion Shares are issued to such holder upon such conversion.

     (b)  Any Note converted pursuant to Section 2.2(a) shall be converted into a number of full shares of Common Stock computed by dividing the principal amount of such Note or portion thereof surrendered for conversion by the Conversion Price in effect at the close of business on the day of conversion. The Conversion Price shall be adjusted in certain instances as provided in this Section 2.

     2.3 Mechanics of Conversion.

     (a)  In order to convert a Note into Common Stock pursuant to Section 2.1 or Section 2.2, the holder of such Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at the Company’s principal executive offices located at 8320 Guilford Road, Columbia, Maryland 21046 (or such other office or agency of the Company as the Company may designate by notice in writing to each holder of Notes), accompanied by a completed “Conversion Notice” in the form attached to such Note, at such office that the holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

     (b)  A Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Note for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Note, as a holder thereof, shall cease to the extent of the portion of such

Note converted, and the Person or Persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders thereof at such time. As promptly as practicable on or after the date of any conversion in full or in part of any Note, but in no event later than five (5) Business Days thereafter, the Company shall issue and deliver to the holder of such Note, or as such holder may direct, a certificate or certificates for the number of full Conversion Shares, together with (i) payment in lieu of any fraction of a share, as provided in Section 2.3(d), and (ii) interest on the principal amount of such Note, or the portion thereof converted, accrued and unpaid to and including the date of such conversion, without any adjustment in respect of any dividend or other distribution payable on the Conversion Shares.

     (c)  Upon any partial conversion of a Note, the Company shall forthwith issue and deliver to or upon the order of the holder thereof, at the expense of the Company, a new Note or Notes in aggregate principal amount equal to the unpaid and unconverted portion of the principal amount of such partially converted Note. Such new Note or Notes shall be registered in the name of such holder and dated as of the date of the converted Note.

     (d)  No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time (or substantially at the same time) by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. In place of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Note or Notes, the Company shall calculate and pay a cash adjustment in respect to such fraction (calculated to the nearest one one-hundredth of a share) in an amount equal to the same fraction of the current Market Price per share of Common Stock at the close of business on the day of conversion.

     (e)  Notwithstanding any other provision hereof, if a conversion of Notes is to be made under this Section 2 in connection with a transaction affecting the Company, the conversion of such Notes may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until consummation of such transaction or immediately prior thereto (at the election of such holder).

     2.4 Undertakings by the Company.

     (a)  The issuance of certificates for shares of Common Stock upon conversion of Notes shall be made without charge to the holders of such Notes for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Conversion Shares.

     (b)  The Company shall not close its books against the transfer of Notes or of Common Stock issued or issuable upon conversion of Notes in any manner which interferes with the timely conversion of Notes. The Company shall assist and cooperate with any holder of Notes required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Notes hereunder (including, without limitation, making any filings required to be made by the Company).

     (c)  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Notes, such number of shares of Common Stock which are issuable upon the conversion of all outstanding Notes. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, Liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation (other than laws or regulations governing a regulated Person’s investment authority) or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of all of the Notes from time to time outstanding.

     (d)  If the shares of Common Stock issuable by reason of conversion of Notes are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the converting holder’s option, upon surrender of the Notes to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Common Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

     2.5 Adjustments to Conversion Price.

     (a)  In order to prevent dilution of the conversion rights granted under this Section 2, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 2.5.

     (b)  If and whenever the Company issues or sells, or in accordance with Section 2.6 is deemed to have issued or sold, any shares of Common Stock for a consideration per share (as calculated pursuant to Section 2.6) less than the Conversion Price in effect immediately prior to the time of such issue or sale or deemed issue and sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to an amount equal to: (A) the sum of (1) the product derived by multiplying (x) the Conversion Price in effect immediately prior to such issue or sale by (y) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration (as calculated pursuant to Section 2.6(e)), if any, received or deemed to have been received by the Company upon such issue or sale or deemed issue or sale, divided by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

     (c)  Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale or deemed issue or sale of Common Stock in an Excluded Issuance.

     2.6 Effect on Conversion Price of Certain Events.

     For purposes of determining the adjusted Conversion Price under Section 2.5, the following provisions shall be applicable:

     (a)  Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. For the purposes of this Section 2.6(a), the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (b)  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. For the purposes of this Section 2.6(b), the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to the provisions of Section 2.5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

     (c)  Change in Option Price or Conversion Rate. If (i) the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such changed purchase price, additional consideration or conversion rate, as the case may be, occurred at the time such Options or Convertible Securities were initially granted, issued or sold. For purposes of this Section 2.6, if the terms of any Option or Convertible Security which was outstanding as of December 19, 2000 or at any time thereafter are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

     (d)  Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that the expiration or termination of any Option or Convertible Security which was outstanding as of December 19, 2000 or at any time thereafter shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security causes such Option or Convertible Security to be deemed to have been issued after December 19, 2000.

     (e)  Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the aggregate amount of cash received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible

Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of such consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of a majority of the Notes. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the Notes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

     (f)  Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together constituting one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

     (g)  Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     (h)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling such holders (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     2.7. Subdivision or Combination of Common Stock.

     If the Company at any time subdivides (by any stock split, stock dividend, reclassification, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split, reclassification or otherwise) one or more classes of its outstanding shares of

Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     2.8. Reorganization, Reclassification, Consolidation, Merger or Sale.

     Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Notes) to insure that each of the holders of Notes shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Notes, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Notes immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Notes) to insure that the provisions of this Section 2 and Section 4 and Section 5 shall thereafter be applicable to the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of any of the Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Notes), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     2.9. Certain Events.

     If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Notes; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 2 or decrease the number of shares of Common Stock issuable upon conversion of any Note.

     2.10. Notices.

     (a)  Whenever the Conversion Price is adjusted as provided in this Section 2, the Company shall promptly (and, in any event, not later than fifteen (15) days following the occurrence of the event requiring such adjustment) compute the adjusted Conversion Price in accordance with this Section 2 and shall prepare a report setting forth such adjustment and showing in detail the method of calculation and the facts upon which such adjustment is based. Such report shall include a statement of (i) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, and (iii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted on account therefor. Upon the request of any holder of the Notes, the Company shall cause certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation and report, if not previously verified at the request of any holder. The Company shall promptly (and, in any event, not later than thirty (30) days following such verification request) furnish a copy of such verification to the holder of any Note, and shall, upon the written request at any reasonable time of the holder of any Note, furnish to such holder a like report setting forth the Conversion Price at the time in effect and showing how such Conversion Price was calculated. The Company shall keep copies of all such reports and such verifications at its principal office, and shall cause such reports and verifications to be available for inspection at such office during normal business hours by the holder of any Note or any prospective purchaser of any Note designated by the holder of such Note.

     (b)  The Company shall give written notice to all holders of Notes at least twenty (20) days prior to the date on which the Company closes its books or fixes a record date (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change.

     (c)  The Company shall also give written notice to the holders of Notes at least twenty (20) days prior to the date on which any Organic Change shall take place.

     2.11. No Avoidance.

     If the Company shall enter into any transaction for the purpose of avoiding the application of the provisions of this Section 2, the benefits of such provisions shall nevertheless apply and be preserved.

     2.12. Hart-Scott-Rodino.

     Issuance of the Common Stock upon conversion of, or as interest payments on, the Notes hereunder may be subject to expiration or termination of all applicable waiting periods under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable. Each of King and the Company shall cooperate in making filings under the HSR Act, if any, and shall use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other governmental entities may assert under antitrust laws with respect to the transactions contemplated hereby. All filing fees payable in connection with any such filings under the HSR Act shall be split equally between the Company and King.

SECTION 3. MANDATORY REDEMPTION

     (a)  The Notes shall be redeemable, at the Company’s option, in whole (and not in part), at any time after January 1, 2005, and prior to maturity of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ prior notice to all holders of the Notes, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the date fixed for redemption (the “Redemption Date”), subject to the right of Note holders of record on the relevant Interest Payment Date (as defined in the Notes) that is prior to the Redemption Date to receive interest due on such Interest Payment Date:

Year	Redemption Price

2005	102%
2006	101%
2007	100%

     (b)  With respect to any redemption of Notes, at least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each holder whose Notes are to be redeemed. The notice shall identify the notes to be redeemed and shall state the Redemption Date and the redemption price.

     (c)  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price; provided, however, that the holders of the Notes shall be permitted to convert the Notes into Common Stock pursuant to Section 2 at any time prior to the Redemption Date. Upon surrender of any Notes to the Company, such Notes shall be paid at the redemption price, plus accrued interest, if any, to the Redemption Date. Unless the Company defaults in making the redemption payment, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the holders of the Notes shall be to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Company.

SECTION 4. [RESERVED.]

SECTION 5. PURCHASE RIGHTS.

     If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Notes shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder’s Notes immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

SECTION 6. REPURCHASE OF NOTES UPON A CHANGE OF CONTROL.

     (a)  The Company shall commence, within thirty (30) days after the occurrence of a Change of Control of the Company, and shall consummate, an offer to purchase from the holders thereof all Notes then outstanding, at a purchase price equal to one hundred one percent (101%) of the principal amount thereof, plus accrued interest to the Payment Date (the “Offer to Purchase”).

     (b)  The Company shall commence the Offer to Purchase by mailing a notice to each holder of Notes stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed) (the “Payment Date”); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender such Note, together with the form entitled “Option of the Holder to Elect Purchase” attached to such Note completed, to the Company at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing such holder’s election to have such Notes purchased; and (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of One Hundred Thousand Dollars ($100,000) or integral multiples thereof.

     (c)  On the Payment Date, the Company shall accept for payment the Notes or portions thereof tendered pursuant to an Offer to Purchase. Promptly following the Payment Date, the Company shall mail to the holders of Notes so accepted payment in an amount equal to the purchase price and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that, upon the request of any holder of at least Five Million Dollars ($5,000,000) in principal amount of Notes accepted for payment, the Company shall make such payment by wire transfer; and provided further, that each Note purchased and each new Note issued shall be in a principal amount of One Hundred Thousand Dollars ($100,000) or integral multiples thereof. In the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase, the Company shall comply with all securities laws and regulations applicable to such repurchase.

SECTION 7. BOARD OF DIRECTORS.

     7.1 Effective Period of Rights.

     The provisions of Sections 7.2 and 7.3 shall remain in effect for so long as King and King’s Affiliates collectively shall be the holders of a majority of the Purchaser Securities. The provisions of Sections 7.2 and 7.3 shall automatically terminate upon a Change of Control of King.

     7.2 Board Observer Rights.

     (a)  King shall be entitled to designate one individual reasonably acceptable to the Company (the “Board Observer”) who shall not be a member of the Board of Directors and who shall have the following rights and such other rights as agreed to with the Company:

     (i)  the Company shall provide the Board Observer with written notice and a copy of materials distributed to the Board of Directors and committees thereof at least three (3) days in advance of all meetings of the Board of Directors and committees thereof (or if a shorter period of notice is provided to the Board of Directors or committee members, then within such shorter period);

     (ii)  the Board Observer, or another individual designated by the Board Observer, shall have the right to attend each such meeting; and

     (iii) if the Company proposes to take any action by written consent in lieu of a meeting of the Board of Directors or any committee thereof, the Company shall give the Board Observer written notice thereof prior to the effective date of such consent, describing in reasonable detail the nature and the substance of such action.

     (b)  King shall, and shall cause each Board Observer to, keep confidential all proprietary and confidential information of the Company disclosed to the Board Observer pursuant to Section 7.2(a), all in accordance with and subject to the terms and conditions of the Confidentiality Agreement dated September 1, 2000 between the Company and King (the “Confidentiality Agreement”).

     7.3 Board Representation Rights.

     If and for so long as an Event of Default shall have occurred and be continuing, upon the written request of King, the Company shall take all corporate action necessary to increase by one the total number of directors then constituting the entire Board of Directors and to cause one individual designated by King to be appointed to the Board of Directors by the directors then in office and to cause such designee of King to be nominated for election and reelection at any annual or special meeting of the Company’s stockholders. Whenever such Event of Default shall have terminated or been waived, the right of King to have such individual appointed and nominated for election and reelection to the Board of Directors shall cease (but subject always to the same provisions for King’s exercise of its rights under this Section 7.3 in the case of any subsequent Event of Default), and the term of service on the Board of Directors of such individual designated by King shall forthwith terminate. King shall continue to have the Board Observer rights set forth in Section 7.2 during any period in which it exercises its rights under this Section 7.3.

SECTION 8. RESTRICTIVE COVENANTS.

     (a)  Without the prior written consent of the holders of a majority of the Purchaser Securities (or, in the case of clause (iii), the holders of a majority of the Notes), the Company shall not take (or permit any Subsidiary to take) any of the following actions:

          (i)  except as set forth on Schedule 8(a)(i), incur any Indebtedness, except to the extent that such Indebtedness, together with all other Indebtedness of the Company and its Subsidiaries taken as a whole (other than the Indebtedness described on Schedule 8(a)(i)), does not exceed One Million Five Hundred Thousand Dollars ($1,500,000) (“Permitted Indebtedness”);

          (ii)  create, incur, assume or suffer to exist any Lien upon any of its right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible including, without limitation, capital stock except for Liens securing Permitted Indebtedness that do not at any time encumber any property other than the property financed by such Permitted Indebtedness.

          (iii)  acquire any business or any Person or division thereof by merging or consolidating with, or by purchasing a substantial portion of the assets of, such business, Person or division, or by effecting any such acquisition in any other manner;

          (iv)  acquire any assets, including the acquisition or license of any pharmaceutical or similar products, except for the acquisition or license of any product pursuant to a transaction (or series of transactions) whereby the aggregate consideration payable (including any contingent or deferred payments) is less than Five Million Dollars ($5,000,000);

          (v)  enter into the active management or operation of any business that is not primarily related to, or in furtherance of, being a biopharmaceutical company focused on the research, development and commercialization of proprietary healthcare products;

          (vi)  elect to pay any additional consideration under Section 1.3 of the Fielding Acquisition Agreement (as defined in the December 2000 Note Purchase Agreement) in cash rather than in Common Stock;

          (vii)  liquidate, dissolve or wind up the Company;

          (viii)  file a voluntary petition in bankruptcy or commence a voluntary legal procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness under bankruptcy or other similar law now or hereafter in effect, consent to the entry of an order for relief in an involuntary case under any such law or apply for or consent to the appointment of a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Company or any Subsidiary;

          (ix)  adopt any amendment to the certificate of incorporation or bylaws of the Company or take any other action that, in any case, would reasonably be expected to affect adversely the rights of the holders of the Purchaser Securities under the Notes, this Agreement or any other Related Document;

          (x)  grant any put, registration or similar rights to any Person that would reasonably be expected to affect adversely in any material respect the rights of the holders of the Purchaser Securities under the Notes, this Agreement or any other Related Document;

          (xi)  grant any power of attorney to any Person to do or perform any of the foregoing; or

          (xii)  take any action, directly or indirectly, in contemplation of any of the foregoing.

     (b)  Notwithstanding anything to the contrary set forth in this Agreement, the Company agrees that it shall not take or fail to take any action which would cause any holder of the Notes, together with such holder’s Affiliates, to be the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than eighteen percent (18%) of the Common Stock then outstanding (assuming the conversion of all Notes then outstanding). If, notwithstanding the foregoing covenant, any holder of the Notes, together with such holder’s Affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than eighteen percent (18%) of the Common Stock then outstanding (assuming the conversion of all Notes then outstanding), then such holder shall have the right, in addition to and without limitation of any other rights or remedies available to such holder, to require the Company to prepay enough of the outstanding principal under the Notes held by such holder (as specified by such holder in writing, with such notice to specify the Note or Notes to which the prepayment shall be applied), so that such holder, together with such holder’s Affiliates, is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of less than eighteen percent (18%) of the Common Stock then outstanding (assuming the conversion of all Notes then outstanding). Any principal amount required to be prepaid by the Company pursuant to this Section 8(b) shall be made within five (5) business days after receipt of written notice from the holder, and shall be made by wire transfer of immediately available funds to an account specified by the holder.

     (c)  Without the prior written consent of the Company, no holder of any Note shall offer any Common Stock in transactions to cover short sales at any time (i) within thirty (30) days prior to conversion of such Note or (ii) within thirty (30) days prior to the date of issuance of such Note.

SECTION 9. INFORMATION AND INSPECTION RIGHTS.

     9.1 Information Rights.

     The Company shall deliver the following information to each Qualified Holder:

     (a)  as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

     (b)  as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited financial statements (including income statements, balance sheets, cash flow statements and summaries of bookings and backlog) and management commentary as of the end of such fiscal quarter in accordance with GAAP;

     (c)  as soon as practicable any budget or business plan provided to the Board of Directors and as soon as prepared, any other budgets or revised budgets prepared by the Company;

     (d)  within ten (10) business days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all periodic and current reports which it files with the

Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the businesses of the Company and its Subsidiaries; and

     (e)  with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Qualified Holder entitled to receive information under this Section 9.1 may reasonably request.

     9.2 Inspection Rights.

     The Company shall permit any representatives designated by any Qualified Holder, upon reasonable notice and during normal business hours and at such other times as any such Qualified Holder may reasonably request, to (a) visit and inspect any of the properties of the Company and its Subsidiaries, (b) examine the corporate and financial records of the Company and its Subsidiaries and, at the expense of such Qualified Holder, make copies thereof or extracts therefrom, and (c) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the directors and executive officers thereof and the Company’s independent public accountants. The presentation of an executed copy of this Agreement (or photocopy thereof) by any Qualified Holder or representative thereof to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons.

     9.3 Confidentiality.

     All information received by any representatives designated by any Qualified Holder shall be deemed received pursuant to the Confidentiality Agreement or, if such Qualified Holder is not King or other Person subject to the Confidentiality Agreement, pursuant to another confidentiality agreement mutually acceptable to the Company and such Qualified Holder.

SECTION 10. MISCELLANEOUS.

     10.1 Remedies.

     Each holder of Purchaser Securities shall have all the rights and remedies set forth in this Agreement and the other Related Documents and all the rights and remedies which such holders have under any law or at equity. Any Person having any rights under any provision of this Agreement and the other Related Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and the other Related Documents and to exercise all other rights granted by law or at equity.

     10.2 Entire Agreement; Consent to Amendments.

     This Agreement and the other Related Documents contain the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior written agreements and negotiations and oral understandings, if any, with respect to their subject matter, including the Original Agreement. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Purchaser Securities; provided, that if any such amendment, modification or waiver would adversely affect any holder of Purchaser Securities relative to the holders of Purchaser Securities voting in favor of such amendment, modification, or waiver, such amendment, modification or waiver shall also require the written consent of the holders of a majority of the Purchaser Securities held by all holders so adversely affected; and provided further that if such amendment, modification or waiver is to a provision in this Agreement that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver. No other course of dealing between the Company and the holder of any Purchaser Securities or any delay in exercising any rights hereunder or under the Notes or the Company’s certificate of incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Purchaser Securities held by the Company or any of its Subsidiaries shall not be deemed to be outstanding.

     10.3 Successors and Assigns.

     Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, whether or not any express assignment has been made and except as provided in this Agreement, the provisions of this Agreement which are for the benefit of King as a purchaser or holder of Purchaser Securities are also for the benefit of, and enforceable by, any subsequent holder of such Purchaser Securities.

     10.4 Severability.

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     10.5 Counterparts.

     This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     10.6 Descriptive Headings; Interpretation; No Strict Construction.

     The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or”, “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     10.7 Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     10.8 Notices.

     All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

To the Company:

8320 Guilford Road Columbia, Maryland 21046 Attn: Chief Executive Officer Telecopy: (301) 854-3902

with a copy (which shall not constitute notice) to:

Novavax, Inc. 8320 Guilford Road Columbia, Maryland 21046 Attn: Ann P. McGeehan, Esq. Vice President and General Counsel Telecopy: (301) 854-3902

To King:

501 Fifth Street Bristol, Tennessee 37620 Attn: Executive Vice President of Legal Affairs and General Counsel Telecopy: (423) 989-6282

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P. 8300 Greensboro Drive McLean, Virginia 22102 Attn: Richard T. Horan, Jr. Thomas E. Repke Telecopy: (703) 610-6200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notice to any other holder of Purchaser Securities shall be addressed to such holder at the address set forth for such holder in the Company’s records or at such other address and/or to the attention of such other Person as such holder may designate by written notice to the Company.

     10.9 Jurisdiction; Venue.

     (a)  Each of the Company and King hereby waives personal service of any process upon it in connection with any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby covenants and agrees that all such service of process may be made in the manner set forth in Section 10.8 with the same effect as though served on it personally.

     (b)  The Company hereby covenants and agrees that any suit, action or proceeding initiated by the Company against King, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Tennessee. In the event of any such suit, action or proceeding initiated by the Company, each of the Company and King hereby submits to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Tennessee and hereby waives any and all objections based on jurisdiction or venue that such party may have under applicable law or the Federal Rules of Civil Procedure. The Company hereby irrevocably designates CT Corporation in the State of Tennessee (the “Tennessee Process Agent”) as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Tennessee in any such suit, action or proceedings with respect to this Agreement and the transactions contemplated hereby. Service on the Tennessee Process Agent shall be deemed complete upon delivery thereof to the Tennessee Process Agent, provided that, in the case of any such service upon the Tennessee Process Agent, King shall also deliver a copy thereof to the Company in accordance with the notice provision set forth in Section 10.8. The Company shall take all such action as may be necessary to continue the appointment of the Tennessee Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the “Tennessee Process Agent”, so that the Company shall at all times have an agent for service for the foregoing purposes in the State of Tennessee.

     (c)  King hereby covenants and agrees that any suit, action or proceeding initiated by King against the Company, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Maryland. In the event of any such suit, action or proceeding initiated by King, each of the Company and King hereby submits to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Maryland and hereby waives any and all objections based on jurisdiction or venue that such party may have under applicable law or the Federal Rules of Civil Procedure. King hereby irrevocably designates CT Corporation in the State of Maryland (the “Maryland Process Agent”), as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Maryland in any such suit, action or proceedings with respect to this Agreement and the transactions contemplated hereby. Service on the Maryland Process Agent shall be deemed complete upon delivery thereof to the Maryland Process Agent, provided that in the case of any such service upon the Maryland Process Agent, the Company shall also deliver a copy thereof to King in accordance with the notice provision set forth in Section 10.8. King shall take all such action as may be necessary to continue the appointment of the Maryland Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the “Maryland Process Agent”, so that King shall at all times have an agent for service for the foregoing purposes in the State of Maryland.

     (d)  The Company acknowledges that the Executive Vice President of Legal Affairs and General Counsel of King is the registered agent for King in the State of Tennessee. Consequently, for purposes of any Related Documents which require King to appoint CT Corporation as King’s registered agent in the State of Tennessee, for so long as the General Counsel of King shall be the registered agent for King in the State of Tennessee, King shall have no obligation to appoint CT Corporation or any other third party as its agent to receive service of process in the

State of Tennessee. Instead, all service of process in the State of Tennessee shall be served on King at the address set forth in Section 10.8 of this Agreement.

     (e)  King acknowledges that the General Counsel of the Company is the registered agent for the Company in the State of Maryland. Consequently, for purposes of any Related Documents which require the Company to appoint CT Corporation as the Company’s registered agent in the State of Maryland, for so long as the General Counsel of the Company shall be the registered agent for the Company in the State of Maryland, the Company shall have no obligation to appoint CT Corporation or any other third party as its agent to receive service of process in the State of Maryland. Instead, all service of process in the State of Maryland shall be served on the Company at the address set forth in Section 10.8 of this Agreement.

     10.10 Business Day.

     If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday, or any other day in which the banks located in the State of Maryland are authorized or obligated by law to close, then the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or any other day in which the banks located in the State of Maryland are authorized or obligated by law to close.

     10.11 Delivery by Facsimile.

     This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[Signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

COMPANY

NOVAVAX, INC

By:

Name:

Title:

KING

KING PHARMACEUTICALS, INC

By:

Name:

Title: